ARISTOTLE INVESTMENT SERVICES, LLC

                                     , 2023

Aristotle Funds Series Trust

11100 Santa Monica Blvd., Suite 1700

Los Angeles, CA 90025

Re: Fee Waiver Agreement (the “Agreement”)

With reference to the (i) Investment Advisory Agreement, entered into by Aristotle Investment Services, LLC (“AIS”) and Aristotle Funds Series Trust (the “Trust”), on behalf of each of its series listed on Schedule A hereto (each, a “Fund” and, collectively, the “Funds”), dated                 , 2023 (the “Advisory Agreement”), pursuant to which AIS provides investment advisory services to each Fund for compensation based on the value of the average daily net assets of such Fund (the “Advisory Fee”); and (ii) Supervision and Administration Agreement, entered into by AIS and the Trust, on behalf of each Fund, dated                 , 2023 (the “Administration Agreement” and, with the Advisory Agreement, the “AIS Agreements”), pursuant to which AIS provides supervisory and administrative services and/or arranges for such services to each Fund for compensation based on the value of the average daily net assets of such Fund (the “Administrative Fee” and, together with the Advisory Fee, the “Fees”), we hereby notify you as follows:

1.

Fee Waiver. To the extent that the aggregate expenses (the “Expenses”) incurred by a Fund, including but not limited to organizational and offering costs and the Fees (but excluding interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, other expenditures which are capitalized in accordance with generally accepted accounting principles (other than offering costs), other extraordinary expenses not incurred in the ordinary course of such Fund’s business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”)), exceed on an annual basis the amount specified in Schedule A (the “Expense Limit”), AIS shall waive its Fees under one or both of the AIS Agreements in an amount equal to such excess amount so that the Expenses incurred by a Fund in any fiscal year do not exceed the Expense Limit.

2.	Term and Termination of Agreement. This Agreement shall continue in effect with respect to each Fund until July 31, 2025 and may not be terminated by AIS.

3.

Reliance on Undertaking. We understand and intend that the Trust and the Funds will rely on this undertaking in preparing and filing Amendments to the registration statement on Form N-1A for the Trust with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the 1940 Act, and expressly permit the Trust and the Funds to do so.

Very truly yours,

ARISTOTLE INVESTMENT SERVICES, LLC

By:
Name:
Title:

ACCEPTED AND AGREED TO ON BEHALF OF:

Aristotle Funds Series Trust, on behalf of its series listed on Schedule A hereto

By:
Name:
Title:

SCHEDULE A

Dated                          , 2023

Fund	Class	Expense Limit (based on percentage of the average daily net assets)
Aristotle Ultra Short Income Fund	Class A	0.57%
	Class I	0.32%
	Class I-2	0.32%
Aristotle Short Duration Income Fund	Class A	0.75%
	Class C	1.50%
	Class I	0.45%
	Class I-2	0.50%
Aristotle Core Income Fund	Class A	0.85%
	Class C	1.60%
	Class I	0.55%
	Class I-2	0.55%
Aristotle ESG Core Bond Fund	Class I	0.48%
	Class I-2	0.48%
Aristotle Strategic Income Fund	Class A	0.94%
	Class C	1.69%
	Class I	0.64%
	Class I-2	0.69%
Aristotle Floating Rate Income Fund	Class A	1.02%
	Class C	1.77%
	Class I	0.72%
	Class I-2	0.77%
Aristotle High Yield Bond Fund	Class A	0.95%
	Class C	1.70%
	Class I	0.65%
	Class I-2	0.70%
Aristotle Small/Mid Cap Equity Fund	Class A	1.20%
	Class C	1.95%
	Class I	0.85%
	Class I-2	0.95%
Aristotle Small Cap Equity Fund II	Class A	1.20%
	Class C	1.95%
	Class I	0.95%
	Class I-2	0.95%
	Class R6	0.85%
Aristotle Portfolio Optimization Conservative Fund	Class A	1.22%
	Class C	1.97%
	Class I-2	0.97%
Aristotle Portfolio Optimization Moderate Conservative Fund	Class A	1.22%
	Class C	1.97%
	Class I-2	0.97%

Aristotle Portfolio Optimization Moderate Fund	Class A	1.23%
	Class C	1.98%
	Class I-2	0.98%
Aristotle Portfolio Optimization Growth Fund	Class A	1.25%
	Class C	2.00%
	Class I-2	1.00%
Aristotle Portfolio Optimization Aggressive Growth Fund	Class A	1.26%
	Class C	2.01%
	Class I-2	1.01%
Aristotle Growth Equity Fund	Class I	0.70%